UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2003

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	33-41102	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Item 9. Regulation FD Disclosure

On January 16, 2003, Silicon Valley Bancshares (“the Company”) held a conference call related to its earning release for the three months ended December 31, 2002.  A digitized replay of this conference call will be available through 5:00 p.m. (PDT), on Saturday, February 16, 2003, by dialing (888) 562-5418.  A replay of the Webcast will also be available on the Company’s website at www.svb.com and an official transcripts of the call is attached as exhibit 99.1 hereto. This exhibit is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILICON VALLEY BANCSHARES

Date: January 27, 2003	/s/ Lauren A. Friedman
Lauren A. Friedman
Chief Financial Officer